Exhibit 99.1

MEMSIC Announces Third Quarter 2008 Financial Results

Board Authorizes Stock Repurchase Program

Andover, MA – November 5, 2008 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS solution provider, combining proprietary MEMS technology with advanced mixed signal processing and system solution, today announced financial results for the third quarter ended September 30, 2008.

The company also announced that its Board of Directors has authorized a stock repurchase program, under which the company may buy back up to $5 million of its common stock.

Financial Results

Revenue for the third quarter of 2008 was $5.0 million, a 46% decrease from the third quarter of 2007. Net income in the third quarter was $131,000 on a GAAP basis, or $0.01 per diluted share, compared to net income of $2.8 million in the third quarter of 2007. On a non-GAAP basis, which excludes stock-based compensation charges of $321,000, net income was $452,000, or $0.02 per diluted share, compared to non-GAAP net income of $3.1 million, which excludes stock-based compensation charges of $276,000, in the third quarter of 2007.

Dr. Yang Zhao, Chief Executive Officer of MEMSIC said, “Although macro, global market conditions are tough right now, we met our revenue guidance for the quarter, as well as our earnings expectations on both a GAAP and non-GAAP basis. As anticipated, we continued to experience softness in the consumer-driven mobile handset market in China as well as in the automotive vertical, while the industrial market remained stable. We believe the impact of macro-economic challenges will continue into the fourth quarter, which is also typically seasonally softer than the third quarter.”

Zhao continued, “Looking ahead, we have several new technology initiatives under way that leverage our proprietary MEMS technology in solution-level products that can expand MEMSIC’s market. For example, our recent acquisition of technology assets from MEMStron is enabling MEMSIC to gain significant industry know-how in the emerging gas flow-meter applications. Meanwhile, we continue to seek other similar opportunities to develop or acquire vertical industry expertise that we can apply to provide additional high-value solution-level products in the consumer, automotive, and industrial markets over time. In all our markets, we are focused on integrating more hardware and software, with the goal of producing solution-level products that strengthen our component-level offerings, drive higher average selling prices and margins, and enable customers to bring their new products to market faster. We believe that these initiatives, combined with the strength of our balance sheet, position MEMSIC well for long-term growth.”

Stock Repurchase Program

The company also announced that its Board of Directors has authorized a stock repurchase program, under which management is authorized to repurchase up to $5 million of the company’s common stock. Under the program, share purchases may be made from time to time in the open market or through privately negotiated transactions depending on market conditions, share price, trading volume and other factors. Such purchases, if any, will be made in accordance with applicable insider trading and other securities laws and regulations. These repurchases may be commenced or suspended at any time or from time to time without prior notice.

Outlook

For the fourth quarter of 2008, MEMSIC anticipates revenue in the range of $4.0 to $4.5 million. GAAP net loss for the fourth quarter of 2008 is anticipated to be in the range of $0.05 to $0.04 per diluted share. Non-GAAP net loss, which excludes approximately $350,000 in stock-based compensation expenses, is anticipated to be in the range of $0.04 to $0.03 per diluted share. Average diluted share count for the fourth quarter is estimated to be 24 million.

Use of Non-GAAP Financial Measures

A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. MEMSIC is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of MEMSIC’s core operations.

Net income (loss) (non-GAAP) and net income (loss) per share (non-GAAP), as we present them in the financial data included in this press release, exclude non-cash stock-based compensation expense. The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company’s core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Conference Call

Management will hold a conference call and webcast at 8:00 a.m. ET today to review and discuss the Company’s results and outlook.

What:	MEMSIC third quarter 2008 financial results conference call and webcast
When:	Wednesday, November 5, 2008
Time:	8:00 a.m. ET
Live Call:	(877) 719-9795, domestic
(719) 325-4783, international
Replay:	(888) 203-1112, passcode 9639834, domestic

(719) 457-0820, passcode 9639834, international
Webcast:	http://investor.memsic.com (live and replay)

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature, including statements about MEMSIC’s expected financial results for 2008, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2007, as well as the following: our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Garo Toomajanian

ICR, Inc.

(978) 738-0900 x240

ir@memsic.com

MEMSIC, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$64,222,262	$20,708,794
Short-term investments	—	46,925,000
Accounts receivables, net of allowance for doubtful accounts of $8,503 as of September 30, 2008 and December 31, 2007	3,110,078	5,917,457
Inventories	7,460,148	5,614,050
Deferred taxes	589,490	497,408
Other assets	1,911,742	1,090,513

Total current assets	77,293,720	80,753,222
Property and equipment, net	12,383,971	7,677,774
Long-term investments	5,800,000	—
Other assets	1,236,230	420,568

Total assets	$96,713,921	$88,851,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$588,165	$2,224,349
Accrued expenses	1,683,450	2,189,583
Note payable	—	1,000,000

Total current liabilities	2,271,615	5,413,932

Stockholders’ equity
Common stock, $0.00001 par value; authorized, 100,000,000 shares; 23,790,100 and 22,768,600 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	238	228
Additional paid-in capital	96,427,827	87,176,262
Accumulated other comprehensive income	2,581,832	1,063,747
Accumulated deficit	(4,567,591)	(4,802,605)

Total stockholders’ equity	94,442,306	83,437,632

Total liabilities and stockholders’ equity	$96,713,921	$88,851,564

MEMSIC, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales	$5,015,422	$9,328,016	$14,877,460	$18,768,590
Cost of goods sold	2,443,262	3,280,250	7,638,592	6,448,609

Gross profit	2,572,160	6,047,766	7,238,868	12,319,981

Operating expenses:
Research and development	861,484	969,133	2,618,703	2,411,288
Sales and marketing	771,870	843,168	2,201,479	2,099,650
General and administrative	1,705,150	1,094,466	4,466,613	2,640,794

Total operating expenses	3,338,504	2,906,767	9,286,795	7,151,732

Operating income (loss)	(766,344)	3,140,999	(2,047,927)	5,168,249

Other income (expense):
Interest and dividend income	514,621	173,085	1,734,848	483,710
Interest expense	(49)	(22,751)	(24,382)	(22,751)
Other, net	218,400	14,794	382,838	32,004

Total other income (expense)	732,972	165,128	2,093,304	492,963

Earnings (loss) before income taxes	(33,372)	3,306,127	45,377	5,661,212
Provision (benefit) for income taxes	(164,494)	527,743	(189,637)	958,131

Net income	$131,122	$2,778,384	$235,014	$4,703,081

Net income available to common stockholders:
Basic	$131,122	352,845	$235,014	505,509

Diluted	$131,122	426,643	$235,014	578,212

Net income per common share:
Basic	$0.01	$0.14	$0.01	$0.21

Diluted	$0.01	$0.14	$0.01	$0.20

Weighted average shares outstanding used in calculating net income per common share:
Basic	23,789,899	2,476,562	23,654,292	2,413,645

Diluted	23,884,400	3,109,066	23,883,286	2,830,894